Exhibit 10.2

NAVIDEA BIOPHARMACEUTICALS, INC.

2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

Navidea Biopharmaceuticals, Inc. (the “Company”), pursuant to its 2014 Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Holder”) the right to purchase the number of the Company’s common shares, par value $.001 per share, set forth below (the “Shares”), at the purchase price per share set forth below. This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:	[Name]

Grant Date:	[MM/DD/YYYY]

Purchase Price per Share:	$0.00

Total Number of Shares of Restricted Stock:	__________ shares

Vesting Schedule:	[Describe time or performance-based conditions.]

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement, and this Grant Notice. Holder has reviewed the Restricted Stock Agreement, the Plan, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement, and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation, Governance and Nominating Committee of the Company upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

NAVIDEA BIOPHARMACEUTICALS, INC.:		HOLDER:
By:
Print Name:		Print Name:
Title:

Address:	5600 Blazer Pkwy, Suite 200	Address:
Dublin, OH 43017-7550

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement ”) is attached, Navidea Biopharmaceuticals, Inc. (the “Company”) has granted to Holder the right to purchase the number of shares of Restricted Stock under the Company’s 2014 Stock Incentive Plan (the “Plan”) indicated in the Grant Notice.

ARTICLE I
GENERAL

1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2    Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE II
GRANT OF RESTRICTED STOCK

2.1    Grant of Restricted Stock. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the right to purchase the number of common shares set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Plan and this Agreement.

2.2    Purchase Price. The purchase price of the Shares shall be as set forth in the Grant Notice, without commission or other charge. The payment of the purchase price shall be paid by cash or check.

2.3    Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date ”). Subject to the provisions of Article IV below, on the Issuance Date, the Company shall issue the Shares (which shall be issued in Holder’s name).

2.4    Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:

(a)
The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Compensation, Governance and Nominating Committee of the Company (hereinafter, the “Administrator”) shall, in its absolute discretion, deem necessary or advisable;

(b)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(c)	The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and

(d)
The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.

2.5    Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, the Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

2.6    Consideration to the Company. In consideration of the issuance of the Shares by the Company, Holder agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

2.7    Assets or Securities Issued With Respect to Shares. Any and all cash dividends paid on the Shares and any and all common shares, capital stock or other securities or other property received by or distributed to Holder with respect to, in exchange for or in substitution of the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the restrictions in Article III below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement. In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, including, without limitation, a Change of Control, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the restrictions in Article III below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement.

ARTICLE III
RESTRICTIONS ON SHARES

3.1    Vesting. The Shares shall vest and be released from the forfeiture restrictions and restrictions on transfer set forth below in Sections 3.2 and 3.3 of this Agreement in accordance with the Vesting Schedule set forth on the Grant Notice.

3.2    Forfeiture Restrictions. Upon the termination of Holder’s employment with the Company, all Shares that have not vested in accordance with the Vesting Schedule set forth on the Grant Notice (“Unreleased Shares”), held by Holder at the effective date of such termination, shall immediately and automatically be forfeited by Holder and assigned back to the Company.

3.3    Restrictions on Transfer. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
ARTICLE IV
ESCROW OF SHARES

4.1    Escrow of Shares. The Shares shall be held by the Company as escrow agent until such time as the Shares have vested in accordance with the Vesting Schedule set forth on the Grant Notice. Upon the vesting and release of the Shares from the restrictions set forth in Article III above, the Company shall deliver to Holder a certificate or certificates representing such Shares.

ARTICLE V
OTHER PROVISIONS

5.1    Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the number of Shares, consistent with any adjustment under Section 4.4 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

5.2    Taxes. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the Shares vest and the restrictions set forth in Sections 3.1 and 3.2 lapse. Holder understands that Holder may elect to be taxed for federal income tax purposes on the Grant Date rather than as and when the Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Grant Date. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit B. If the Holder makes an election under Section 83(b), the grant of Shares shall be conditioned upon the prompt payment by the Holder to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required by law to be withheld (the “Withholding Taxes”) in connection with such election. If the Holder does not make such an election, the Holder shall pay to the Company any required Withholding Taxes upon the lapse of all restrictions, and the delivery of the Shares shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Holder.

5.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exceptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exceptive rule. To the extent permitted by applicable law, this

Agreement shall be deemed amended to the extent necessary to conform to such applicable exceptive rule.

5.4    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.

5.5    Restrictive Legends and Stop-Transfer Orders.

(a)	Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY IN COMPLIANCE WITH, THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [__________ __, 20__], BETWEEN THE REGISTERED HOLDER OF THESE SHARES AND NAVIDEA BIOPHARMACEUTICALS, INC., WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION, AND THE HOLDER HEREOF ACCEPTS AND HOLDS THIS CERTIFICATE SUBJECT TO AND WITH NOTICE OF ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF SAID AGREEMENT AND AGREES TO BE BOUND THEREBY.

(b)
Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)
The Company shall not be required: (i) to transfer on its books any common shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such common shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

5.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.8    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Ohio without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.9    Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10    Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.

5.11    No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.

5.12    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock, par value $0.001, of Navidea Biopharmaceuticals, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation .

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were granted to you . PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to help ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

1.	Complete the Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.
Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Navidea Biopharmaceuticals, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT B

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock, par value $0.001 per share, of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

[Name]
[Address]
[City, State, Zip]

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

2.	Description of the property with respect to which the election is being made: [Shares] shares of Common Stock, par value $0.001 per share, of the Company.

3.	The date on which the property was transferred was [Date of Grant].

4.	The taxable year to which this election relates is calendar year ______.

5.	Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture [describe vesting conditions]. The Shares may not be directly or indirectly sold, exchanged, pledged, assigned, or otherwise disposed of before the previously described restrictions lapse.

6.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $XXX per Share.

7.	The amount paid by the taxpayer for Shares was $0.00 per share.

8.	A copy of this statement has been furnished to the Company.

Dated:    _____________________, 20__    Taxpayer Signature: __________________________

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable.)

Dated:    _____________________, 20__    Taxpayer Signature: __________________________

ATTACHMENT 2 TO EXHIBIT B

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

[Date]
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer Name:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosure

cc:        Navidea Biopharmaceuticals, Inc.

COLUMBUS/1714199v.2